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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement of Keystone Automotive Industries, Inc. on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated November 11, 1996, with respect to the financial statements of North Star Plating Company, appearing in the Prospectus which is included in the Registration Statement on Form S-1, as amended of Keystone Automotive Industries, Inc. (No. 333-28709) declared effective on June 26, 1997 by the Securities and Exchange Commission and to the reference to us under the captions "Experts" and "Selected Consolidated Financial Data" in the Prospectus.

                                          /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
June 26, 1997